Exhibit 99.1
Cardiac Science Initiates Voluntary Field
Corrective Action of Certain AEDs
No interruption to shipments or service to new or existing customers.
Bothell, WA — October 13, 2008 — Cardiac Science Corporation announced today that it has initiated a worldwide voluntary field corrective action of certain automated external defibrillators (AEDs) manufactured between August 2006 and March 2007. Some AEDs manufactured in this time frame may have a component whose performance doesn’t match the factory software settings. Under a particular set of conditions, the software places the AED into a “Service Required” mode.
To remedy this and complete the corrective action, Cardiac Science is providing a user-installable software update to affected customers and distributors.
“This voluntary field action is an opportunity for Cardiac Science to demonstrate that we stand behind every one of our products,” said John Hinson, chief executive officer.
Cardiac Science has begun notifying distributors and customers with affected devices and is shipping software updates to each. The instructions and additional information regarding the affected units are also available at www.cardiacscience.com/AEDUpdate. Customers can also call 1-877-502-2673 or e-mail aedqs99@cardiacsience.com.
Until the updates arrive, customers should keep their AEDs in service. This issue is typically identified in daily self-test, however, there is a remote possibility of occurrence while attempting to provide defibrillation. The Company has received two complaints related to this issue during use.
The company expects to take a pre-tax charge of between $0.8 million and $1.0 million in the third quarter of 2008 relating to the estimated costs associated with this voluntary action. This action will not affect the company’s AED manufacturing, shipping schedules, or service support to current or new customers.
“While this unanticipated charge will obviously have an impact on third quarter earnings, we presently expect that we will still finish the full year within the range of our earlier guidance, though we are now more comfortable with the lower end of that range,” said Mike Matysik, chief financial officer. Cardiac Science expects to announce its third quarter 2008 results in late October and will provide an update on guidance for the balance of the year at that time.
About Cardiac Science
Cardiac Science develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including automated external defibrillators (AEDs), electrocardiograph devices (ECGs), cardiac stress systems and treadmills, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, and cardiology data management systems (informatics) that connect with hospital information (HIS), electronic medical record (EMR), and other information systems. The Company sells a variety of related products and consumables, and provides a portfolio of training, maintenance, and support services. Cardiac Science, the successor to the cardiac businesses that established the trusted Burdick®, HeartCentrix®, Powerheart®, and Quinton® brands, is headquartered in Bothell, Washington. With customers in more than 100 countries worldwide, the company has operations in North America, Europe, and Asia. For information, call 425.402.2000 or visit www.cardiacscience.com.
Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to, those that refer to full-year guidance for Cardiac Science Corporation’s future revenue and profits. These statements and their underlying assumptions involve a number of risks and uncertainties and are not guarantees of future performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks that are more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2007. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
For more information,

Company Contact:	Investor Contact:	Media Contact:

Mike Matysik	Doug Sherk	Christopher Gale
Cardiac Science Corporation	Jenifer Kirtland	EVC Group, Inc.
Sr. Vice President and CFO	EVC Group, Inc.	(201) 646-5431
(425) 402-2009	(415) 896-6820	(203) 570-4681
cgale@evcgroup.com
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